Exhibit 10.2

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

               FULFILLMENT AND CUSTOMER SERVICE SERVICES AGREEMENT

            THIS FULFILLMENT AND CUSTOMER SERVICE SERVICES AGREEMENT (including all Exhibits hereto, the "Agreement") is made and entered into as of January 2, 2004 (the "Effective Date"), between Infinity Resources, Inc., an Illinois corporation ("Infinity"), and Playboy.com, Inc., a Delaware corporation ("Playboy.com"). Certain capitalized words used in this Agreement are defined in
Section 15.1.

            In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

            1. Purpose.

                  1.1 Termination of Prior Agreement. As of the Effective Date, Playboy.com and Infinity do hereby terminate the Fulfillment and Customer Service Services Agreement entered into by the parties hereto as of October 2, 2000 (the "Prior Agreement"), mutually and for convenience not cause, without any penalty to either party, and agree that the terms of the Prior Agreement shall be replaced in full by the terms set forth herein. Except as may be otherwise set forth in this Agreement, each party hereby releases the other from any and all claims arising from the Prior Agreement whether based on contract, tort, statutory or other legal or equitable theory of recovery.

                  1.2 Appointment. During the Term of this Agreement (as defined in Section 6.4 below), Playboy.com appoints Infinity, and Infinity agrees to serve, as Playboy.com's primary warehousing, fulfillment and customer service provider. Playboy.com agrees to use commercially reasonable efforts to ensure that Infinity is its provider of such services for not less than ninety percent (90%) of all domestic E-Commerce/Direct Commerce products for (the "Products") which Playboy.com is the principal, excluding without limitation, magazine and online subscriptions, Affiliate sales, any continuity series and any products which are shipped directly from a manufacturer. Infinity may use Affiliates to provide the Services described herein. Infinity must ensure that any Affiliate that provides Services complies with the terms and conditions of this Agreement.

                  1.3 Transition. Infinity agrees to utilize and provide Playboy.com with inventory and order management systems which provide features and functionality at least as comprehensive as its existing inventory and order management systems and which at a minimum will include the features and functionality set forth in Exhibit A. In partial consideration of this Agreement, Infinity will provide programming services to migrate Playboy.com from the current MOMS system to Infinity's CRM system with features and functionality at least as comprehensive as its existing inventory and order management systems and within the scope previously agreed upon by the parties, including all existing Order Power functionality and those enhancements set forth on Exhibit E. Infinity shall pay all costs associated with such migration except those costs attributed to Playboy.com in Exhibit E.

            2. Product Receipt and Warehousing.

                  2.1 Product Receipt.

                        (a) Playboy.com shall enter purchase orders for Products to be supplied by Playboy.com's vendors into the Purchase Order System. Infinity will receive all such delivered Products from Playboy.com and/or Playboy.com's vendors.

                        (b) Upon receipt, Infinity will unload the Products, perform a quantity count and verification, conduct a damage check and assessment, process the receipt of inventory and warehouse the Products in accordance with Section 2.2.

                  2.2 Warehousing.

                        (a) During the Term of this Agreement, Infinity shall use commercially reasonable means to receive, handle, store and protect the Products from damage, theft and other adverse events.

                        (b) Infinity shall store the Products in a secured facility. Only Infinity's employees and agents and Playboy.com's authorized employees and agents will have access to the Products. In addition, Infinity shall maintain a separate area of the Warehouse Facilities with locked and secured access, including, but not limited to, a security cage (the "Secured Area"). Playboy.com may designate a reasonable amount of inventory as High Risk Products, which shall be stored in the Secured Area. Furthermore, Playboy.com acknowledges that Infinity provides warehousing services to third parties and that not all of the Products will be maintained in areas of the Warehouse Facilities which are separate from such third parties' inventory. Notwithstanding the foregoing, Infinity shall take all reasonable measures to ensure that Playboy.com's inventory is secure and clearly designated as Playboy.com's inventory.

                        (c) Playboy.com shall have the right to inspect the Products, in whole or in part, upon receipt by Infinity and shall have the right to reject such Products; provided, however, that Infinity shall bear no liability for such rejected Products. Infinity shall provide a holding area for Products received whose acceptability is questionable. Playboy.com will advise Infinity on the disposition within five (5) Business Days of notification by Infinity of such questionable Products.

                        (d) Infinity shall conduct cycle counts in order to assure the accuracy of the inventory, as set forth in Exhibit C. If stock differences are found in any inventory, Infinity will list gains as receipts, and losses as deductions, thus correcting the book record to agree with the actual Products on hand. These changes will be made on an ongoing basis; provided, however, that Infinity shall promptly notify Playboy.com in writing when such changes are made. Infinity will take such additional physical inventories as reasonably requested by Playboy.com upon advanced written notice of not less than two (2) Business Days, the actual costs of which shall be at Playboy.com's expense. Representatives of Playboy.com may be present during any inventory.

            3. Customer Service, Order Processing and Order Fulfillment.

                  3.1 Customer Service. Infinity shall provide first-level customer service to the customers of Playboy.com (the "Customers") in accordance with Exhibit B.

                  3.2 Order Processing. Infinity shall process E-Commerce Orders and Direct Commerce Orders in accordance with Exhibit B.

                  3.3 Order Fulfillment.

                        (a) After receipt of an order, Infinity will (i) fill the order from the inventory of Products at the Warehouse Facilities, (ii) insert all packing slips in accordance with Section 3.3(c) below, (iii) if requested, gift wrap the Products, and (iv) pursuant to Playboy.com's instructions, and based upon availability of Products in stock, ship the order to Customers either as a multiple shipment or as one shipment. Playboy.com shall provide Infinity with ten (10) Business Days notice of any comprehensive gift wrap promotions it intends to implement. Infinity shall use a common carrier reasonably acceptable to Playboy.com. In the event that Infinity does not have a Product in stock in order to fulfill an order (a "Backordered Product"), Infinity agrees to act in accordance with Section 3.3(f) below. Furthermore, Infinity shall obtain written approval from Playboy.com before changing agreed-upon common carriers. In the event that Infinity negotiates any reductions in shipping costs or adopts any new shipping methods and is actually invoiced at such lower costs Infinity agrees that it shall promptly pass along to Playboy.com the savings so realized . Any programming provided by Infinity to enable implementation of the new carrier specifically for Playboy.com shall be pre-approved by Playboy.com and invoiced to Playboy.com to enable the utilization of the new carrier. Notwithstanding the foregoing, any programming that is required by Infinity to implement such new carriers for its own operations will be supplied to Playboy.com at no additional charge to Playboy.com

                        (b) Infinity will acknowledge receipt of orders to Playboy.com on the Order Management System. Acknowledgment will be made promptly within one (1) hour after an order is received into Infinity's AS 400 and will identify the availability of the Products.

                        (c) Infinity will print all packing slips (other than special inserts), including printing the text of any special message requested by Playboy.com on the standard packing slip at no extra cost. Infinity will insert the standard packing slip and all additional packing slips requested by Playboy.com, including special inserts provided by Playboy.com; provided, however, that (i) Playboy.com will bear the cost of providing such special inserts and additional packing slips and (ii) all non-Playboy.com inserts shall be approved by Playboy.com. Furthermore, Infinity will print and apply Customer addresses or affix shipping labels on orders being shipped to Customers as part of its fulfillment obligations hereunder.

                        (d) Infinity will provide processing and support services with respect to gift certificates purchased and/or redeemed by Playboy.com Customers through E-Commerce Orders. In the event that a Customer encounters problems with the purchase or redemption of such gift certificates and requests assistance (whether by email or telephone), Infinity will provide such assistance.

                        (e) Infinity will make available on its Order Management System the following information to Playboy.com:

                              (i) all orders filled by Infinity on the preceding
Business Day and which includes the following information for each such order: the order number, the Customer's name and address, an itemization of Products shipped, the price charged by Infinity to Playboy.com for each Product and shipping and handling charges to Customers and to Playboy.com;

                              (ii) all Product returns (identified by invoice
number) processed by Infinity for the preceding Business Day and indicating quantity and invoice amount; and

                              (iii) all orders canceled on the preceding
Business Day and which includes the following information for each canceled order: the order number, the Customer's name, the title of each Product, the quantity of all Products and the customer service representative who canceled the order on behalf of the Customer.

                        (f) Infinity shall promptly enter into the Order Management System any Backordered Products so that Playboy.com may promptly identify which Products need to be supplied. Upon receipt of any Backordered Products, Infinity shall follow the procedures set forth in Section 3.3(a). For purposes of Section 3.3(a), orders for Backordered Products shall be deemed to have been placed upon the date the Backordered Products are received into inventory by Infinity.

                  3.4 Other Services. In the event that Playboy.com requires services that exceed the scope or extent of the Services provided for herein, including, but not limited to, coupon support and other premium services ("New Services"), and if Infinity agrees to provide such New Services, Playboy.com and Infinity shall negotiate in good faith the terms and conditions, including price, under which Infinity shall provide New Services. In the event that the parties agree to New Services, the scope and duration of the New Services shall be described in an addendum to the appropriate Exhibit hereto and thereafter such New Services shall be considered Services hereunder. Playboy.com may elect to reduce or terminate any of the New Services upon not less than thirty (30) days' prior written notice to Infinity. Except as otherwise provided herein, to the extent Playboy.com elects to reduce or terminate any of the Services or to the extent the parties mutually agree to cancel or terminate any of the New Services, such services shall be deemed modified or deleted, as applicable, from the appropriate Exhibit hereto, with the remaining services thereafter constituting the Services.

                  3.5 Service Levels.

                        (a) Except as the parties may otherwise mutually agree, Infinity shall provide and perform the Services at levels of service Substantially similar to the levels of service provided by Infinity or one or more of its Affiliates to Playboy.com prior to the Effective Date hereof, and in any event with the same degree of care, skill and prudence customarily exercised by it for its own operations.

                        (b) Except as otherwise provided for New Services in
Section 3.4,

Playboy.com may request a reduction or termination of any (or all) of the Services upon not less than ninety (90) days' prior written notice. in the event that Playboy.com ceases to be in the direct commerce or e-commerce business. Playboy.com hereby represents and warrants that as of the Effective Date of this Agreement, it has no intention of ceasing to be in either the direct commerce or e-commerce business.

                        (c) Infinity agrees to provide the Services in accordance with the Service Performance Levels set forth on Exhibit C. In the event that a particular Service falls below the applicable Service Performance Level, Playboy.com shall provide written notice to Infinity of such failure to perform. As used herein, a "Service Deficiency" is an event of failure by Infinity to supply Services in accordance with Exhibit C. *****

                  3.6 Insurance. Infinity shall maintain at all times during the Term of this Agreement insurance as provided below and shall name Playboy.com as an additional insured to the extent of indemnity provided herein under its liability policies as follows:

                        (a) Commercial general liability insurance including premises/operations, broad form property damage, independent contractors, and contractual liability covering Infinity's obligations hereunder for bodily injury and property damage, with a combined single limit of not less than $1,000,000 each occurrence and $6,000,000 umbrella coverage.

                        (b) Workers' compensation insurance in statutory amounts covering Infinity and its employees, and employer's liability insurance in an amount not less than $500,000 per accident/disease.

                        (e) All insurance required above shall be carried with insurance companies licensed to do business in the state(s) where operations are maintained with a rating of no less than A-. Infinity shall deliver to Playboy.com, upon execution of the contract, certificates of insurance as evidence of the required coverages. Infinity agrees that these policies shall not be canceled or materially changed without not less than thirty (30) days' prior written notice to Playboy.com. Such notice shall include written confirmation and details of replacement insurance coverages and other material revisions to the policies, which shall be effective immediately upon any cancellation or material change in Infinity's policies in order that no gap in coverage results.

            4. Returns.

                  4.1 Each shipment of Products to Customers will include Playboy.com's then-current return policy (the "Return Policy") as supplied by Playboy.com, including instructions that Customers are to make returns of Products to 900 Rohlwing Road, Itasca, IL 60143 or to such other address as mutually agreed upon by the parties.

                        (a) Within two (2) Business Days of receipt by Infinity, all returned Products will be logged as having been received and placed back in stock, if applicable, or held aside for Playboy.com personnel to inspect and advise on proper disposition.

                        (b) With respect to Product returns resulting from mishandling by Infinity, including, but not limited to, incorrect address inputting, Products shipped erroneously to Customers or the shipment of Products known by Infinity to be Unmerchandisable Products prior to shipment by Infinity (collectively, the "Mishandled Products"), Infinity shall promptly reship the correct order to Customers at no additional Services cost to Playboy.com. As used in this Section 4.1(b), knowledge as to any person shall include without limitation such person's observation with the naked eye that the Product was an Unmerchandisable Product.

                        (c) Playboy.com will be issued a credit by Infinity for the price paid by Playboy.com for Services for any returned Products that are not reshipped pursuant to Section 4.1(b).

                        (d) Playboy.com shall reimburse Infinity for any freight costs incurred for returned Products, except that Infinity shall bear freight expenses for returns of Mishandled Products to Infinity by Customers.

                  4.2 Infinity will use commercially reasonable efforts and standards to ensure that Unmerchandisable Products are not shipped to Customers, and will package Products for shipment to Customers in a manner which is commercially reasonable to prevent damage during shipment.

                  4.3 Infinity will insure shipments of Products with an aggregate value in excess of $250.00. The costs of such insurance will be billed to Playboy.com at Infinity's actual cost of acquiring such insurance and Infinity shall provide Playboy.com with a monthly report detailing the costs for such insurance. Playboy.com reserves the right to adjust the threshold amount for insurance coverage at any time upon not less than thirty (30) days' prior written notice to Infinity.

            5. Pricing and Payment Terms.

                  5.1 Services will be charged on either a per Contact basis ("Per Contact Services"), a per minute basis ("Per Minute Services") an annual basis ("Annual Services"), a cost per Shipment basis ("Per Shipment Services"), or a miscellaneous basis ("Miscellaneous Services") as specified on Exhibit D.

                  5.2 Playboy.com shall be responsible for collection of all payments for sales of Products and for the determination and payment of all applicable taxes, including sales taxes.

                  5.3 For Per Contact Services , Per Minute Services, Per Shipment Services and Miscellaneous Services, Infinity shall invoice Playboy.com as soon as possible but in no event more than five (5) Business Days after the end of each month for such Services rendered in the preceding month. For Annual Services, Infinity shall invoice Playboy.com within five (5) Business Days after the end of each month an amount equal to one-twelfth (1/12th) of the annual amount specified on Exhibit D for such Annual Services, which will be deemed to be Infinity's compensation for Annual Services rendered in the preceding month. All invoices for Services shall be paid by Playboy.com no later than the thirtieth (30) day following receipt of the month in which such invoice is received by Playboy.com. Playboy.com agrees to pay a late payment charge of one percent (1%) per month on all invoice amounts unpaid after the due date, except for invoice amounts disputed in good faith by Playboy.com.

                  5.4 Infinity agrees that not later than August 15, 2004, Infinity shall, in accordance with the terms of this Section 5, recompute all months commencing with January, 2004 to the date hereof previously billed by Infinity and paid by Playboy.com under the Prior Agreement, and apply credit equal to one-half of any amount due Playboy to the next two (2) successive monthly invoices for Services, beginning with the invoice for Services provided in August, 2004. Playboy.com reserves the right to audit this calculation pursuant to Section 13.1 below.

            6. Term and Termination.

                  6.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue until ***** (the "Initial Term") or until it is terminated in accordance with this Section 6 or as otherwise provided herein.

                  6.2 Termination by Infinity. Infinity shall have the right (but not the obligation) to immediately terminate this Agreement on or after the occurrence of any of the following:

                        (a) Playboy.com is in material breach of any of its obligations or representations hereunder, which breach is not cured within thirty (30) days of receipt of written notice from Infinity of such breach; or

                        (b) Playboy.com (i) becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days of filing, or
(ii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days of filing.

                  6.3 Termination by Playboy.com. Playboy.com shall have the right (but not the obligation) to immediately terminate this Agreement with no further obligations to Infinity (provided, however, that Playboy.com shall make payment to Infinity for all Services rendered prior to the termination of this Agreement) on or after the occurrence of any of the following:

                        (a) Infinity is in material breach of any of its obligations or representations hereunder, which breach is not cured within thirty (30) days of receipt of written notice from Playboy.com of such breach;

                        (b) Infinity (i) becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days of filing, or
(ii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days of filing; or

                        (c) *****

                        (d) Playboy.com's request to terminate the Services (in whole or in part) in accordance with the terms of Section 3.4, 3.5 or 14.

                  6.4 Renewal. At the end of the Initial Term, or any Renewal Term (as defined below) then in effect, this Agreement will be renewed for a further term of one (1) year (each, a "Renewal Term") if (i) Playboy.com delivers to Infinity a written notice of renewal not later than sixty (60) Business Days before the end of the Initial Term or such then-effective

Renewal Term, as the case may be, and (ii) Infinity does not deliver to Playboy.com a written notice of its election not to renew this Agreement within ten (10) Business Days following receipt of such notice. The Initial Term together with any Renewal Terms, shall be referred to herein as the "Term".

                  6.5 Notice of Termination. A party may exercise its right to terminate pursuant to this Section 6 by sending appropriate prior written notice to the other party as provided in Section 15.2 hereof. No exercise by a party of its rights under this Section 6 will limit any other remedies available to such party or such party's rights to exercise any other rights under this Section 6.

                  6.6 Effect of Termination.

                        (a) Infinity shall fulfill all orders placed prior to the effective date of termination but shall have no responsibility to provide any further Services to Playboy.com as of the effective date of termination. Notwithstanding the foregoing, Infinity shall cooperate in and take all reasonable steps as reasonably requested by Playboy.com for the transition of such Services to such party as may be designated by Playboy.com. Any pre-approved costs or expenses incurred by Infinity in connection with such transition of Services shall be promptly reimbursed by Playboy.com.

                        (b) Except as necessary to perform its obligations under
Section 6.6(a), Infinity shall return all of Playboy.com's property within ten
(10) Business Days following the effective date of termination. Such transfer shall be at Playboy.com's expense except in the case of termination by Playboy.com for breach under Section 6.3(a).

                        (c) Except as necessary to perform its obligations under
Section 6.6(a), all licenses granted hereunder shall immediately terminate, and Infinity shall immediately discontinue its use of the Playboy.com Marks. In addition, Infinity shall promptly, upon the direction of Playboy.com and at Infinity's sole expense, return or destroy any and all Marks or Confidential Information of Playboy.com in its possession in any medium.

            7. Confidentiality.

                  7.1 Confidential Information. Each party shall cause each of its Affiliates and each of their officers, directors and employees to hold all information (the "Confidential Information") relating to the business of the other party disclosed to it by reason of this Agreement confidential and will not disclose any of such Confidential Information to any third party, except as provided in this Agreement. Each party shall limit disclosure of such Confidential Information to those of its employees who have a need to know such Confidential Information and shall inform those employees to whom such disclosure is made of their obligations of confidentiality and limited use. The obligations of this Section 7 shall not extend to any Confidential Information:

                        (a) that, on or after the date of this Agreement, comes into the public domain through no fault of a party with a confidentiality obligation under this Agreement;

                        (b) that is disclosed to a party with a confidentiality obligation under this Agreement, without restriction on disclosure, by a third party who has the lawful right to make such disclosure;

                        (c) that is required to be disclosed by a party by law, or to a court or by a Governmental Body (as defined below); or

                        (d) that is disclosed to their respective directors, officers. attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis.

                  7.2 Customer Data. As between Infinity and Playboy.com, Playboy.com owns all right, title and interest in the Customer Data with no duty to account to Infinity. Customer Data shall be deemed to be the Confidential Information of Playboy.com. Infinity shall have no right to use the Customer Data except solely as necessary to perform its obligations to Playboy.com hereunder. Infinity agrees that any use of Customer Data hereunder shall conform with Playboy.com's privacy policy, as such policy may be revised from time to time at Playboy.com's sole discretion, and that Infinity shall not knowingly violate privacy and data protection laws, regulations, and policies applicable to the gathering, processing, storing and transmitting of such Customer Data. Without limiting the foregoing, Infinity will not use the Customer Data for the purpose of sending or causing to be sent to any Customer any uninvited solicitation in any form of media now known or hereafter developed. Customer Data collected hereunder shall be deemed the Confidential Information of Playboy.com. Notwithstanding the foregoing, the parties acknowledge that they share some common customers and Infinity shall not be restricted from contacting any customer whose information it acquires independently from its access to the Customer Data.

            8. Ownership; Liens.

                  8.1 Property. Except as agreed between the parties in writing, or as expressly set forth in this Agreement, Playboy.com (or its licensors, as applicable) shall own all right, title and interest in and to any and all property provided to Infinity hereunder, and nothing contained in this Agreement shall be deemed to transfer or convey to Infinity any right, title or interest in or to any such or property by virtue of its use by Infinity in relation to any Service provided hereunder.

                  8.2 Trademarks. Subject to the terms and conditions set forth herein, Playboy.com hereby grants to Infinity, and Infinity hereby accepts, a non-exclusive, royalty-free, non-transferable (without any right to sublicense), limited license to use, publish and display such trademarks, service marks, trade names, service names or other marks, registered or otherwise, as may be provided by Playboy.com (collectively, the "Playboy.com Marks"), solely as required to perform Infinity's obligations hereunder. All use by Infinity of the Playboy.com Marks shall conform to the usage guidelines provided by Playboy.com, which guidelines may be updated from time to time. In the event that Playboy.com notifies Infinity of any incorrect usage of the Playboy.com Marks, Infinity shall promptly correct such usage at its sole cost and expense.

                        (a) Playboy.com has certain rights to the Playboy.com Marks licensed herein under an agreement between PEI and Playboy.com. PEI shall own all right, title and interest in and to the Playboy.com Marks. Nothing contained in this Agreement shall be deemed to transfer or convey to Infinity any ownership rights whatsoever in and to the Playboy.com Marks, nor will Infinity obtain any right, title or interest in the Playboy.com Marks by virtue of its use under this Agreement. Infinity may not make any modifications or changes to any Playboy.com Mark without the prior written consent of Playboy.com. Any additional goodwill associated with the Playboy.com Marks that is created through Infinity's use of the Playboy.com Marks shall inure solely to the benefit of PEI, and PEI shall be the sole entity entitled to register the Playboy.com Marks. All rights not specifically granted with respect to the Playboy.com Marks herein are reserved by PEI or Playboy.com respectively.

                  8.3 During the Term of this Agreement, Infinity shall not allow liens or encumbrances of any kind to be placed on any of the Products or any additional property of Playboy.com in the possession of Infinity or located at the Warehouse Facilities other than by Playboy.com

            9. Representations and Warranties. Each of Infinity and Playboy.com represents, warrants and covenants, as the case may be, to each other that: (i) each party has the full power and authority to enter into and fully perform this Agreement and perform the acts required of it hereunder; (ii) neither party has entered into any other agreement, or has done or will do any act or thing which in any way conflicts with or interferes with the full and complete performance of it's respective obligations to the other party. Infinity represents, warrants, covenants and agrees with Playboy.com that i) it will fully cooperate with Playboy.com and will take all reasonable steps reasonably requested by Playboy.com to protect its ownership and rights in and to Playboy.com's Confidential Information, including, but not limited to, the Customer Data; (iv) Infinity is the owner or has the rights and authorization to use, reproduce and distribute all materials and methodologies, including third party computer programs and/or technology used in connection with the Services; (iii) Infinity's trademarks and methodologies, including but not limited to computer programs and/or technology used in connection with the Services do not now, and will not, infringe or misappropriate any copyright, patent, trademark, trade secret, contract right or other third-party proprietary right or other rights of any third party or entity; (vi) all obligations that Infinity owes to third parties with respect to activities that Infinity may undertake in connection with this Agreement are or will be fully satisfied so that Playboy.com will not have any obligations with respect to them; (v) the Services provided by Infinity shall conform to then current industry standards; and (vi) Infinity will comply with all applicable federal, state, and local laws and regulations in the performance of its obligations under this Agreement.

            Playboy.com represents and warrants to Infinity that, to the best of its knowledge, Playboy.com. Marks do not infringe or misappropriate any copyright, patent, trademark, trade name, trade secret or other intellectual property right of any third party. Playboy.com covenants and agrees with Infinity that it will its use reasonable efforts through the Term to prevent any such infringement or misappropriation from occurring.

            10. Indemnification. Each party at its sole expense, will indemnify, defend and hold the other party its parent, owners, subsidiaries and affiliates and their directors, officers, shareholders, employees and agents harmless from and against any claims, suits, losses, liabilities, injuries or damages (including, without limitation, reasonable attorneys' fees and litigation expenses) arising out of or in connection with
(i) any breach by the other party of any of its covenants, representations or warranties made in this Agreement; (ii) any alleged violation by a party of any rules, laws and regulations; (iii) with respect to Infinity, any alleged action or failure to act whatsoever in regard to Infinity's performance of its obligations and duties under this Agreement, or the conduct of the Services. The indemnified party shall: (x) promptly notify the indemnifying party in writing of any such claim; (y) give the sole right to control and direct the investigation, preparation, defense and settlement of such claim to the indemnifying party (provided that the indemnify party may participate in such defense with its own counsel and at its own expense); and (z) give reasonable assistance and cooperation to the indemnifying party in any such settlement and defense at no cost or expense to the indemnified party.

            11. Limitation on Liability. Except as otherwise provided herein, neither party shall have any liability whatsoever to the other party for any error, act or omission in connection with the Services unless such error, act or omission derives from willful misconduct or gross negligence. With the exception of a party's indemnity obligations hereunder or for damages arising out of a breach of a party's confidentiality obligations, no party will be liable to the other party in tort, contract or under any other legal theory for any consequential, indirect, incidental, punitive or special loss damages arising out of this Agreement.

            12. Relationship of Parties. Each party hereto is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of such party; and no person employed by either party and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of such party or any customer of such party for any purpose whatsoever. Neither of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

            13. Financial Obligations.

                        13.1 Books and Records. From and after the date hereof, Infinity shall maintain accurate and detailed records and accounts of all transactions relating to the Services (the "Records") performed hereunder, and shall allow Playboy.com or its representatives access to such records upon reasonable notice and during normal business hours to audit or check the accuracy of such Records. Infinity shall promptly deliver to Playboy.com, at Playboy.com's expense, copies of any such Records in the possession of Infinity reasonably requested by Playboy.com.

                        13.2 Audit of Products and Inventory Records. In addition to Playboy.com's rights to inspect Products upon receipt pursuant to
Section 2.2(c), Playboy.com may inspect Products after receipt and examine Infinity's records pertaining to inventory under this Agreement during normal business hours and upon not less than a two (2) Business Days' prior written notice to Infinity.

                        13.3 Infinity Financial Statements. Subject to the provisions of Section 7.1 hereof , Infinity shall provide Playboy.com with audited annual financial statements not later than ninety (90) days following Infinity's year-end.

                        13.4 Accounting Report. Infinity shall provide, at its sole expense, a SAS 70 Type II Report to Playboy.com or its Affiliates (or such alternative report that may be acceptable to Playboy.com or its Affiliates as set forth below in this Section) for the one-year period ending September 30th of each year by December 31st of each year of the Term. Notwithstanding the foregoing, Playboy.com and its Affiliates shall not, in good faith, require Infinity to provide a report that is substantially more comprehensive than that required to comply with its Section 404 requirements under the Sarbanes-Oxley act of 2002.

            14. Force Majeure. Infinity shall be temporarily excused from providing the Services, and Playboy.com shall be excused from any payment for such Services, during the period of an applicable Force Majeure event. In the event of any Force Majeure event lasting more than ten (10) Business Days, Playboy.com may, at its sole discretion, immediately terminate this Agreement upon written notice, without penalty.

            15. Miscellaneous.

                  15.1 Definitions. As used in this Agreement, the following terms have the following meanings.

            "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Illinois are authorized or required by law or executive order to close. For purposes of this Agreement, Playboy.com's Business Day ends at 6:00 PM (Central Time).

            "CPI" means the Consumer Price Index - All Urban Consumers (all items) for the United States as published by the U.S. Department of Labor, Bureau of Labor Statistics.

            "Customer Data" means any information provided by, or concerning, any customer of Playboy.com.

            "Direct Commerce" means the sale and promotion of branded products and services via mail and other direct marketing efforts.

            "Direct Commerce Contact" means a Customer interaction with Infinity via telephone relating to a Call Category (as defined in Exhibit D).

            "Direct Commerce Mail Contact" means a Customer interaction with Infinity via mail.

            "Direct Commerce Orders" means orders received offline from Customers of Playboy.com's Direct Commerce business.

            "E-Commerce" means conducting any of the following using or via communications involving the TCP/IP Protocol or any TCP/IP Successors: (i) promoting, offering, providing or selling goods, (ii) promoting, offering, providing or selling services including, but not limited to, auctions, electronic payments, travel and other ticket sales, classified ads, Internet service provider services, pay-per-view or pay-per-use services, gambling and gaming, and on-line community services (which include, but are not limited to, e-mail, chat, bulletin boards, directories, databases, and personal or shared calendar or address books), or (iii) providing hypertext links to Web sites that provide any of the foregoing.

            "E-Commerce Contact" means a single Customer interaction with Infinity via email associated with an E-Commerce Order.

            "E-Commerce Orders" means orders received from Customers of Playboy.com's E-Commerce business.

            "High Risk Products" means Products designated by Playboy.com as delicate, expensive or susceptible to theft.

            "Force Majeure" means any cause or condition beyond Infinity's reasonable control, including, without limitation, to acts of God or of the public enemy; acts of any federal, state or local government or agency; fires; floods; epidemics; quarantine restrictions; strikes and labor disputes; war; acts of terrorism; failure of communications capabilities; earthquakes or general unavailability of energy or materials.

            "Governmental Body" means any foreign or domestic, federal, territorial, state or local government authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department, board, bureau or branch or official of any of the foregoing.

            "Order Management System" means Infinity's current inventory and customer order system or any successor system.

            "PEI" means Playboy Enterprises, Inc., a Delaware corporation, and any successor to such entity.

            "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Purchase Order System" means Infinity's current purchase order dispatch and receiving system or any successor system.

            "Services" means all services provided by Infinity hereunder.

            "Substantially" means in respect of a given Service, ninety-seven percent (97%) of the respective Service Performance Level set forth on Exhibit C.

            "Unmerchandisable Products" means Products that are shopworn and/or soiled.

            "Warehouse Facilities" means one (1) or more of Infinity's warehouse facilities as Infinity may from time to time designate.

                  15.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or overnight courier, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission, if delivered by commercial overnight courier service, one (1) day after delivery or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

                        (i)   if to Infinity, to:

                                 Infinity Resources, Inc.
                                 900 Rohlwing Road
                                 Itasca, Illinois 60143

                                 Attention: Dennis E. Abboud
                                 Facsimile: (630) 775-3340

                              with a copy to:

                                 Huff & Gaines
                                 10 South La Salle Street, Suite 3500
                                 Chicago, Illinois 60603-1002

                                 Attention: John J. Gaines III, Esq.
                                 Facsimile: (312) 606-0027

                        (ii)  if to Playboy.com, to:

                                 Playboy Enterprises, Inc.
                                 680 North Lake Shore Drive
                                 Chicago, Illinois 60611

                                 Attention: Howard Shapiro, Esq.
                                            General Counsel
                                 Facsimile: (312) 266-2042

                                 AND

                                 Playboy.com, Inc.

                                 730 Fifth Avenue
                                 New York, New York 10019

                                 Attention: Randy Nicolau
                                            President
                                 Facsimile: (212) 957-2931

Either party may, by notice given in accordance with this Section 15.2 to the other party, designate another address or Person for receipt of notices hereunder.

                        15.3 Entire Agreement. This Agreement (including the Exhibits) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

                        15.4 Waivers and Amendments; Non-Contractual Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                        15.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that Playboy.com or Infinity may assign this Agreement to any of its Affiliates or to any successor to all or substantially all of its business or assets.

                        15.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or the signature page thereof) shall be deemed to be an executed original thereof.

                        15.7 Exhibits. The Exhibits are a part of this Agreement as if fully set forth herein. All references herein to Sections and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                        15.8 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                        15.9 Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

                        15.10 Certain Acknowledgments. Each of the parties hereto acknowledge that it has been represented by legal counsel of its own choice throughout all negotiations and preparation and review of this Agreement, and that it has executed this Agreement voluntarily. Each of the parties hereto acknowledge that it is sophisticated in transactions of the type contemplated by this Agreement and each party wishes to create a relationship based on the terms set forth in this Agreement.

                        15.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties hereto directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

                        15.12 Survival. The provisions of Sections 6.5 (Notice of Termination), 6.6 (Effect of Termination), 7 (Confidentiality), 8.1 (Ownership of Equipment and Property), 8.2(a) (Ownership of Trademarks), 10 (Indemnification), 11 (Limitation of Liability), 13.1 (Books and Records), 13.2 (Audit of Products and Inventory Records), and 15 (Miscellaneous) hereof shall survive any termination of this Agreement.

                        15.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Fulfillment and Customer Service Services Agreement on the date first above written.

                                        INFINITY RESOURCES, INC.

                                        By: /s/ Dennis Abboud
                                            -------------------------------
                                            Name: Dennis Abboud
                                            Title: CEO


                                        PLAYBOY.COM, INC.

                                        By: /s/ Howard Shapiro
                                            -------------------------------
                                            Name: Howard Shapiro
                                            Title: V.P.